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                                  EXHIBIT 3.2

  Amendment to Certification of Designation of Series C Convertible Preferred
                                     Stock
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                    AMENDMENT TO CERTIFICATE OF DESIGNATION
                    OF SERIES C CONVERTIBLE PREFERRED STOCK
                    OF BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
   _________________________________________________________________________

   Pursuant to NRS 78.1955(4) of the Nevada Revised Statutes included in the
                    Corporation Code of the State of Nevada
   _________________________________________________________________________

     BBJ Environmental Technologies, Inc. ("the Company"), a corporation organized and existing under the Corporation Code of the State of Nevada, does hereby certify:

     FIRST:   On June 7, 1995, the Company filed a Certificate of Designation of
Series C Convertible Preferred Stock designating the rights and preferences of 400,000 shares of Preferred Stock. To date, these shares have never been issued and, accordingly, on the date hereof, none of such shares are issued and outstanding.

     SECOND: It is the Company's intent to cancel the designation of the rights and preferences of its 400,000 shares of Series C Convertible Preferred Stock and to restore these shares to the status of undesignated serial Preferred Stock, which may be redesignated in accordance with the provisions of Article FOURTH of the Company's Articles of Incorporation.

     THIRD:   That pursuant to authority conferred upon by the Board of
Directors of the Company by its Articles of Incorporation, and pursuant to the provisions of the Corporation Code of the State of Nevada, said Board of Directors, acting on a meeting duly called and held on May 15, 2001, adopted the following resolution which remains in full force and effect as of the date hereof:

     RESOLVED, that the Board of Directors deems it advisable and does hereby adopt and approve the cancellation of the series of Class C convertible Preferred Stock created on June7, 1995 covering 400,000 shares and that the proper officers of the Corporation are hereby authorized and directed to take any and all action to execute any and all instruments and documents deemed necessary with the Secretary of State, State of Nevada to cancel the certificate of designation.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Jerry Schinella, its President, and attested by Michael J. Gordon, its Vice President of Corporate Administration and Secretary, as of this 1st day of June, 2001.

                              BBJ ENVIRONMENTAL TECHNOLOGIES, INC.



                              By:   /s/ Jerry V. Schinella
                                  --------------------------------------
                                    Jerry Schinella, President

ATTEST:


/s/ Michael J. Gordon
----------------------------------
Michael J. Gordon
Vice President of Corporate Administration and Secretary
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STATE OF FLORIDA              )
COUNTY OF HILLSBOROUGH        )

     This instrument was acknowledged before me on this 1st day of June, 2001, by Jerry Schinella, as President, of BBJ Environmental Technologies, Inc.

                                                  /s/ Alana A. Mooney
                                                  ---------------------------
                                                        (notary public)

                                           My appointment expires  May 3, 2002.
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